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                                                                  EXHIBIT (a)(5)

                          WRITTEN INSTRUMENT ABOLISHING
                 NORTHSTAR ADVANTAGE MULTI-SECTOR BOND FUND AS
                              A SEPARATE SERIES OF
                            NORTHSTAR ADVANTAGE TRUST

         The Board of Trustees of the Northstar Advantage Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Section 5.11(f) of the Declaration of Trust of the Trust, and pursuant to Article IV, Section 1 of the Trust's Bylaws, hereby adopts the following resolution by written consent, which resolution shall have the same force and effect as if adopted at a meeting of the Board of Trustees:

         RESOLVED, that as a result of the acquisition of all of the assets and liabilities of Northstar Advantage Multi-Sector Bond Fund by and in exchange for shares of Northstar Advantage Strategic Income Fund, and there being no further shares of Northstar Advantage Multi-Sector Bond Fund outstanding, the establishment and designation of Northstar Advantage Multi-Sector Bond Fund be, and it hereby is, rescinded, and Northstar Advantage Multi-Sector Bond Fund be, and it hereby is, abolished as a separate series of the Trust.

         This instrument may be executed in several parts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the 31st day of October, 1995.

                                                /s/ Mark L. Lipson
                                                --------------------------------
                                                Mark L. Lipson, as Trustee

                                                David W.C. Putnam
                                                --------------------------------
                                                David W.C. Putnam, as Trustee

                                                /s/ John Turner
                                                --------------------------------
                                                John Turner, as Trustee

                                                /s/ Paul S. Doherty
                                                --------------------------------
                                                Paul S. Doherty, as Trustee

                                                /s/ Robert B. Goode
                                                --------------------------------
                                                Robert B. Goode, Jr., as Trustee

                                                /s/ David W. Wallace
                                                --------------------------------
                                                David W. Wallace, as Trustee

                                                /s/ Alan L. Gosule
                                                --------------------------------
                                                Alan L. Gosule, as Trustee

                                                /s/ John R. Smith
                                                --------------------------------
                                                John R. Smith, as Trustee

                                                /s/ Marjory Williams
                                                --------------------------------
                                                Marjory Williams, as Trustee

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